UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Financing and Mortgage and Security Agreement

On June 5, 2024, AVALON GLOBOCARE CORP. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with Mast Hill Fund, L.P. (“Mast Hill”) for the issuance of 13% senior secured promissory notes in the aggregate principal amount of $2,845,000.00 (collectively the “Notes”) convertible into shares of common stock, par value $0.0001 per share, of the Company, as well as the issuance of up to 402,000 shares of common stock as a commitment fee and warrants for the purchase of up to 2,200,000 shares of Common Stock of the Company (the “Convertible Note Financing”). The Company and its subsidiaries have entered into that certain security agreements (the “Security Agreements”), creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes. The transaction closed on June 5, 2024 (the “Closing Date”).

Mast Hill acquired the Notes with principal amount of $2,845,000.00 and paid the purchase price of $2,702,750.00 after an original issue discount of $142,250.00, with a conversion price of $0.75, subject to adjustment as provided in Notes. On the same Closing Date, the Company issued (i) a warrant to purchase 1,000,000 shares of common stock with an exercise price of $0.65 exercisable until the five-year anniversary of the Closing Date (the “First Warrant”), (ii) a warrant to purchase 1,200,000 shares of common stock with an exercise price of $0.50 exercisable until the five-year anniversary of the Closing Date, which warrant shall be cancelled and extinguished against payment of the Notes (the “Second Warrant” and collectively with the First Warrant, the “Warrants”), and (iii) 402,000 shares of common stock to Mast Hill as additional consideration for the purchase of the Note ( the “Commitment Shares”), which were earned in full as of the Closing Date. On the Closing Date, the Company delivered such duly executed Notes, warrants and common stock to Mast Hill against delivery of such purchase price.

The Company will use the proceeds from the Convertible Note Financing to pay off all previously issued convertible notes to Mast Hill and Firstfire Global Opportunities Fund, LLC, as disclosed in the previously filed 8-K.

On June 5, 2024, the Company also entered into a Mortgage and Security Agreement (the “Mortgage”) with Mast Hill to secure the payment, performance, and obligations under the above-mentioned Convertible Note Financing. The Company is indebted to Mast Hill in the combined principal sum of $2,845,000.00.

The Securities Purchase Agreements contains customary representations and warranties and agreements and obligations of the parties. The proceeds of this Note financing will be used for general corporate purposes. The foregoing description of the Securities Purchase Agreement, the Security Agreement, the Note, the Warrants and the Mortgage is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P.
10.2	Security Agreement, dated June 5, 2024, among Avalon Globocare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Genexosome Technologies Inc., International Exosome Association LLC and Mast Hill Fund, L.P.
10.3	Senior Secured Promissory Note, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P.
10.4	First Warrant, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P.
10.5	Second Warrant, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P.
10.6	Mortgage and Security Agreement, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Date: June 5, 2024	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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